Exhibit #10.1

2005 Transitional Amendment

Camden National Corporation

Director Deferred Compensation Plan

This Amendment, executed the 27th day of September, 2005, by Camden National Corporation, a Maine corporation with its headquarters in Camden, Maine (the “Company”) and the Plan Sponsor of the Camden National Corporation Director Deferred Compensation Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company established the Plan with an initial plan year of January 1, 1993 for the benefit of its Directors; and

WHEREAS, the Plan has been documented by annual plan agreements which were always intended to constitute one unified non-qualified deferred compensation plan; and

WHEREAS, the Plan must be amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) in order to conform to the American Jobs Creation Act of 2004; and

WHEREAS, the Internal Revenue Service (the “IRS”) has issued interim guidance in the form of IRS Notice 2005-1 (“Notice 2005-1”) to provide plan sponsors with rules for good faith compliance with Code Section 409A pending the issuance of final regulations; and

WHEREAS, Q and A #20 of Notice 2005-1 allows plan sponsors to amend their non-qualified deferred compensation plans to allow participants to terminate participation in the plan and receive taxable distributions on or before December 31, 2005.

NOW, THEREFORE, in good faith compliance with IRS Notice 2005-1, and particularly Q and A #20 thereof, the Company hereby amends the Plan as follows effective October 1, 2005:

1. Termination Election. Notwithstanding any prior distribution elections made by any Eligible Director of the Company under the Plan, any Eligible Director with a deferred compensation balance under the Plan on October 1, 2005 shall be given a one-time irrevocable election to completely terminate his or her participation in the Plan by delivery of an irrevocable termination election to the Company on or before November 30, 2005. Any Eligible Director who fails to deliver a termination election as provided above shall continue to participate in the Plan in accordance with his or her prior elections. Once a termination election has been received by the Company, it cannot be revoked or rescinded. The Company shall then value the undistributed interest in the Plan of such electing Eligible Director, and shall arrange for a taxable cash distribution to such Eligible Director as soon as reasonably feasible, but under no circumstances later than December 31, 2005.

2. Effect of Termination Election. The termination elections described above shall result in a complete and 100% distribution of the deferred compensation owed to each electing Eligible Director under the Plan. Directors who continue to serve on the Board of Directors of the Company may not rejoin the Plan at a later time, absent clear and unambiguous authority to the contrary subsequently issued by the IRS relative to Code Section 409A. With regard to Eligible Directors who participate in the “phantom stock” portion of the Plan, such “phantom stock” balances shall be valued as of close of trading on the New York Stock Exchange on November 1, 2005 (for termination elections received on or before October 31, 2005) and on December 1, 2005 (for termination elections received on or before November 30, 2005).

3. One Unified Plan. Notwithstanding the fact that separate agreements were signed each year to document the Plan, it has been the consistent intent of the Company that the Plan is one unified non-qualified deferred compensation plan for the benefit of Eligible Directors, and the Plan shall continue to be administered as one unified Plan. The foregoing notwithstanding, if, for any reason, the Plan is treated as being separate annual plans, this Amendment is intended in good faith to apply to all such separate plans and to allow a termination election to all such separate plans simultaneously.

4. Effect on Plan. Pending the issuance of final guidance under Code Section 409A and the written compliance therewith, the other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first written above.

Camden National Corporation

/s/ Laurel J. Bouchard	By:	/s/ Robert W. Daigle
Witness		Robert W. Daigle President & CEO